As filed with the Securities and Exchange Commission on July 14, 1998
                                                  Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          CREDENCE SYSTEMS CORPORATION
               (Exact name of issuer as specified in its charter)
          Delaware                                        94-287-8499
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

                  215 Fourier Avenue, Fremont, California 94539
               (Address of principal executive offices) (Zip Code)

                          CREDENCE SYSTEMS CORPORATION
                             1993 Stock Option Plan
                            (Full title of the plans)

                              DR. WILMER R. BOTTOMS
                Chief Executive Officer and Chairman of the Board
                          CREDENCE SYSTEMS CORPORATION
                  215 Fourier Avenue, Fremont, California 94539
                     (Name and address of agent for service)
                                 (510) 657-7400
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

Title of Securities to be  Amount to be   Offering Price     Aggregate          Amount of
       Registered          Registered(1)   per Share(2)   Offering Price(2)  Registration Fee
=========================  =============  ==============  ================   ================

Common Stock,                  500,000        $20.125         $10,062,500        $2,968.44
$0.001 par value

=============================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Credence Systems Corporation 1993 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on July 10, 1998, as reported by the Nasdaq National Market.

                                     PART II
               Information Required in the Registration Statement

Item 3.   Incorporation of Certain Documents by Reference

          Credence Systems Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1997 filed with the SEC on January 29, 1998;

(b) The Registrant's Quarterly Reports on Forms 10-Q for the quarters ended January 31, 1998 and April 30, 1998, filed with the SEC on March 17, 1998 and June 11, 1998, respectively;

(c) The Registrant's current reports on Forms 8-K filed with the SEC on February 23, 1998, May 20, 1998, June 3, 1998 and July 9, 1998
          respectively; and

(d) The Registrant's Registration Statement No. 0-22366 on Form 8-A filed with the SEC on September 10, 1993, as amended on October 21, 1993, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Capital Stock

              Inapplicable.

Item 5.   Interests of Named Experts and Counsel

              Inapplicable.

Item 6.   Indemnification of Directors and Officers

          The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability
(i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          The Registrant's Bylaws provide that the Registrant shall indemnify its directors and may indemnify its other officers and employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent to offset any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

          The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or executive officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.


Item 7.   Exemption from Registration Claimed

              Inapplicable.

Item 8.   Exhibits

Exhibit
 Number   Exhibit
-------   -------

   4.0    Instruments  Defining  Rights  of Stockholders.   Reference is made to
          Registrant's Registration  Statement No. 0-22366 on Form 8-A, and  the
          exhibits thereto, and Amendment No. 1 thereto, which are  incorporated herein  by  reference  pursuant  to  Item 3(d) of  this  Registration
          Statement.
   5.1    Opinion of Brobeck, Phleger & Harrison LLP.
  23.1    Consent of Ernst & Young LLP, Independent Auditors.
  23.2    Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
  24.0    Power of Attorney. Reference is made to page II-4 of this Registration
          Statement.
  99.1    Credence  Systems  Corporation  1993 Stock Option Plan (as amended and restated through February 13, 1998).
  99.2*   Form of Notice of Grant.
  99.3*   Form of Stock Option Agreement.
  99.4*   Addendum to Stock Option Agreement (Special Tax Elections).
  99.5*   Addendum to Stock Option Agreement (Limited Stock Appreciation Rights).
  99.6*   Addendum to Stock Option Agreement (Change in Control).
  99.7*   Addendum to Stock Option Agreement (Financial Assistance).
  99.8**  Form of Notice of Grant of Stock Option (Non-Employee Director).
  99.9**  Form of Stock Option Agreement (Non-Employee Director).

  * Exhibits 99.2 through 99.7 are incorporated herein by reference to Exhibits 99.2 through 99.7, respectively, of Registrant's Registration Statement No. 33-71856 on Form S-8 which was filed with the SEC on November 17, 1993.

  **  Exhibits  99.8  and  99.9  are   incorporated   herein   by   reference to
Exhibits 99.8 and 99.9, respectively, of Registrant's Registration Statement No. 33-3806 on Form S-8 which was filed with the SEC on April 22, 1996.

Item 9.   Undertakings.

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by
Section  10(a)(3) of the  Securities  Act of 1933,  as amended (the "1933 Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into the registration statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the 1993 Stock Option Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 13th day of July, 1998.

                                   CREDENCE SYSTEMS CORPORATION


                                   By  /s/ Wilmer R. Bottoms
                                       -------------------------
                                           Wilmer R. Bottoms
                                           Chief Executive Officer and
                                           Chairman of the Board

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned officers and directors of CREDENCE SYSTEMS CORPORATION, a Delaware corporation, do hereby constitute and appoint Wilmer R. Bottoms, the lawful attorney and agent, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                                 Title                                          Date


/s/ Wilmer R. Bottoms            Chief Executive Officer and                          July 13, 1998
---------------------            ---------------------------                          -------------
Wilmer R. Bottoms                Chairman of the Board of Directors
                                 (Principal Executive Officer)


/s/ Dennis P. Wolf               Chief Financial Officer and Secretary                July 13, 1998
------------------               -------------------------------------                -------------
Dennis P. Wolf                   (Principal Financial and Accounting Officer)


/s/ Jerry Bruce                  Vice President, and Controller                       July 13, 1998
---------------                  ------------------------------                       -------------
Jerry Bruce


/s/ Jos C. Henkens               Director                                             July 13, 1998
------------------               --------                                             -------------
Jos C. Henkens


/s/ Bernard V. Vonderschmitt     Director                                             July 13, 1998
----------------------------     --------                                             -------------
Bernard V. Vonderschmitt


/s/ Henk J. Evenhuis             Director                                             July 13, 1998
--------------------             --------                                             -------------
Henk J. Evenhuis


/s/ William G. Howard, Jr.       Director                                             July 13, 1998
--------------------------       --------                                             -------------
William G. Howard, Jr.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                          CREDENCE SYSTEMS CORPORATION

                                  EXHIBIT INDEX



Exhibit
Number    Exhibit
------    -------

 4.0      Instruments  Defining  Rights of  Stockholders.  Reference  is made to
          Registrant's  Registration  Statement No. 0-22366 on Form 8-A, and the
          exhibits thereto, and  Amendment No.1 thereto, which  are incorporated herein  by  reference  pursuant  to  Item  3(d) of  this  Registration
          Statement.
 5.1      Opinion of Brobeck, Phleger & Harrison LLP.
23.1      Consent of Ernst & Young LLP, Independent Auditors.
23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
24.0      Power of Attorney. Reference is made to page II-6 of this Registration
          Statement.
99.1      Credence  Systems  Corporation  1993 Stock Option Plan (as amended and restated through February 13, 1998).
99.2*     Form of Notice of Grant.
99.3*     Form of Stock Option Agreement.
99.4*     Addendum to Stock Option Agreement (Special Tax Elections).
99.5*     Addendum to Stock Option Agreement (Limited Stock Appreciation Rights).
99.6*     Addendum to Stock Option Agreement (Change in Control).
99.7*     Addendum to Stock Option Agreement (Financial Assistance).
99.8**    Form of Notice of Grant of Stock Option (Non-Employee Director).
99.9**    Form of Stock Option Agreement (Non-Employee Director).

     * Exhibits 99.2 through 99.7 are incorporated herein by reference to Exhibits 99.2 through 99.7, respectively, of Registrant's Registration Statement No. 33-71856 on Form S-8 which was filed with the SEC on November 17, 1993.

     ** Exhibits 99.8 and 99.9 are incorporated  herein by reference to Exhibits
99.8 and 99.9, respectively, of Registrant's Registration Statement No. 33-3806 on Form S-8 which was filed with the SEC on April 22, 1996.